
UTAC Holdings Ltd.
(Singapore)
100%
UTAC Manufacturing Services Holdings Pte. Ltd.
(Singapore)
100%
UTAC Manufacturing Services Pte. Ltd.
(Singapore)
100%
UTAC Japan Co., Ltd.
(Japan)
100%
UTAC Manufacturing Services Limited
(Hong Kong)
99.8%
PT UTAC Manufacturing Services Indonesia
(Indonesia)
100%
UTAC Manufacturing Services Malaysia Sdn Bhd
(Malaysia)
100%
UTAC Manufacturing Services Singapore Pte. Ltd.
(Singapore)
100%
Global A&T Electronics Ltd.
(Cayman)
100%
UTAC Headquarters Pte. Ltd.
(Singapore)
100%
Global A&T Finco, Ltd.
(United States - DE)
100%
UTAC Hong Kong Limited
(Hong Kong)
14%
86%
United Test and Assembly Center Ltd
(Singapore)
50%
50%
100%
Timerson Limited
(Hong Kong)
100%
UCD Cayman Ltd
(Cayman)
100%
UTAC Cayman Ltd
(Cayman)
100%
UTAC Thai Holdings Limited
(Thailand)
100%
UTAC Chengdu Ltd
(China)
100%
UDG
UTAC Dongguan Ltd.
(China)
97.3%
UTL
UTAC Thai Limited
(Thailand)
100%
UTAC (Shanghai) Co., Ltd.
(China)
100%
UTAC (Taiwan) Corporation
(Taiwan)
100%
UTAC Europe S.r.l
(Italy)
UTAC Group Global Sales Ltd.
(Cayman)
100%
UGS Europe, LLC
(Switzerland)
100%
UGS America Sales, Inc.
(United States - CA)
100%
UGS Asia Sales Pte., Ltd.
(Singapore)
100%
UGS Europe Sales S.r.l.
(Italy)
100%
UGS UK Sales Ltd
(UK)